UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2016

BALL CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	001-07349	35-0160610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Longs Peak Drive, P.O. Box 5000 Broomfield, Colorado	80021-2510
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 469-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01      Completion of Acquisition or Disposition of Assets.

On June 30, 2016, Ball Corporation, an Indiana corporation (“Ball”), completed its previously announced acquisition of all of the issued and outstanding shares of Rexam PLC, a public limited company registered in England and Wales (“Rexam”) (the “Rexam Acquisition”).  Subsequently, on the same day and pursuant to a definitive equity and asset purchase agreement, dated as of April 22, 2016 and as amended (the “Purchase Agreement”), by and among Ball, Ardagh Group S.A., a Luxembourg company (“Ardagh”), and subject to certain limitations under the City Code on Takeovers and Mergers in the United Kingdom, Rexam, Ball also completed its previously announced sale to Ardagh of certain equity interests and assets of Ball and Rexam (the “Divestiture”).

Rexam Acquisition

On February 19, 2015, Ball announced its firm intention to make, indirectly through Ball UK Acquisition Limited, a private limited company registered in England and Wales, and wholly-owned subsidiary of Ball, a recommended offer for the entire issued and to be issued ordinary share capital of Rexam. Under such recommended offer, for each Rexam share, subject to a mix-and-match facility, Rexam shareholders were to receive 407p in cash and 0.04568 new shares of Ball common stock, without par value, by means of a court sanctioned scheme of arrangement between Rexam and Rexam shareholders under Part 26 of the UK Companies Act 2006.  Each Rexam share was valued at 610p based on Ball’s 90-day volume weighted average price as of February 17, 2015, and an exchange rate of US $1.54: £1 on that date representing an equity value for Rexam of £4.3 billion ($6.6 billion).  The scheme of arrangement was conditionally sanctioned by the High Court of Justice of England and Wales on June 23, 2016 (with full sanction of the scheme of arrangement occurring on June 29, 2016 following satisfaction of the relevant condition), and the capital of Rexam was reduced by a further High Court order granted on June 30, 2016. The scheme of arrangement became effective on June 30, 2016 upon delivery of the High Court’s latter order to the Registrar of Companies in England and Wales.  Rexam’s shares were delisted from the London Stock Exchange on July 1, 2016, and in accordance with the foregoing exchange ratio, Rexam shareholders will receive as aggregate consideration in the Rexam Acquisition approximately 32.25 million treasury shares of Ball common stock, without par value, and approximately £2.87 billion in cash.

Divestiture

Further, in order to obtain the necessary regulatory clearances to complete the Rexam Acquisition, Ball entered into the Purchase Agreement to divest certain assets to Ardagh.  Pursuant to the regulatory clearances, and under the terms and conditions of the Purchase Agreement, on June 30, 2016, Ball sold to Ardagh, among other things, (i) seven Rexam metal beverage can manufacturing plants and one Rexam end plant, all located in the United States; (ii) eight Ball beverage can manufacturing plants, two Ball end plants and two Rexam beverage can manufacturing plants, all located in Europe; and (iii) two Ball beverage can manufacturing plants located in Brazil; and certain support functions in the United States, Europe and Brazil (such equity interests, assets and liabilities collectively, the “Divested Assets”).  Ball sold the Divested Assets for an enterprise value of $3.42 billion in cash, subject to certain working capital, net debt and other adjustments set forth in the Purchase Agreement.  Certain Divested Assets in France (and, in connection with the French assets, in Spain), however, remain subject to a subsequent closing under the Purchase Agreement as a result of applicable local law requirements (including requirements for consultations with works councils in those jurisdictions that were recently completed) and are expected to be sold to Ardagh during the third quarter of 2016.

The foregoing summaries of the Rexam Acquisition, the Divestiture and the Purchase Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Rule 2.7 Announcement and the Co-operation Agreement for the Rexam Acquisition, which are attached as Exhibits 2.1 and 2.2, respectively, to Ball’s Current Report on Form 8-K filed on February 19, 2015, and the full text of the Purchase Agreement for the Divestiture, which is attached as Exhibit 2.1 to Ball’s Current Report on Form 8-K filed on April 26, 2016, and as subsequently amended by Amendment No. 1 to the Purchase Agreement, dated June 9, 2016, which is attached as Exhibit 2.1 to Ball’s Current Report on Form 8-K filed on June 10, 2016.

Item 3.02      Unregistered Sales of Equity Securities.

As described in Item 2.01 of this Current Report on Form 8-K, Ball issued approximately 32.25 million shares of Ball common stock to Rexam shareholders as part of the consideration in the Rexam Acquisition.  The shares were issued in reliance on the exemption from registration afforded by Section 3(a)(10) of the Securities Act of 1933, as amended.

Item 9.01      Financial Statements and Exhibits.

(a)                   Financial statements of business acquired.

Ball has previously filed the financial statements required under Item 9.01(a) in connection with the Rexam Acquisition as Exhibit 99.1 to Ball’s Current Report on Form 8-K filed on June 22, 2016, which is incorporated herein by reference.

(b)                   Pro forma financial information.

Ball unaudited pro forma financial information required under Item 9.01(b) in connection with the Rexam Acquisition and the Divestiture is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

(d)                   Exhibits.

Exhibit No.	Description

2.1	Rule 2.7 Announcement, dated February 19, 2015, incorporated by reference to Exhibit 2.1 to the Ball Corporation Current Report on Form 8-K filed with the SEC on February 19, 2015

2.2

Co-operation Agreement, dated February 19, 2015, by and among Ball Corporation, Ball UK Acquisition Limited and Rexam PLC, incorporated by reference to Exhibit 2.2 to the Ball Corporation Current Report on Form 8-K filed with the SEC on February 19, 2015

2.3

Equity and Asset Purchase Agreement, dated April 22, 2016, by and among Ardagh Group S.A., Ball Corporation and Rexam PLC, incorporated by reference to Exhibit 2.1 to the Ball Corporation Current Report on Form 8-K filed with the SEC on April 26, 2016

2.4

Amendment No. 1 to the Equity and Asset Purchase Agreement, dated June 9, 2016, by and among Ardagh Group S.A., Ball Corporation and Rexam PLC, incorporated by reference to Exhibit 2.1 to the Ball Corporation Current Report on Form 8-K filed with the SEC on June 10, 2016

99.1	Ball Corporation unaudited pro forma financial information

99.2

Consolidated Financial Statements of Rexam PLC and its subsidiaries as of and for the year ended December 31, 2015, incorporated by reference to Exhibit 99.1 to the Ball Corporation Current Report on Form 8-K filed with the SEC on June 22, 2016

Forward-Looking Information

This Current Report on Form 8-K, and the documents incorporated by reference into this Current Report, contains “forward-looking” statements concerning future events and financial performance. Words such as “expects,” “anticipates,” “estimates” and similar expressions identify forward-looking statements. Such statements are subject to risks and uncertainties, which could cause actual results to differ materially from those expressed or implied. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Key risks and uncertainties are summarized in filings with the Securities and Exchange Commission, including Exhibit 99 in Ball’s Form 10-K, which are available on Ball’s website and at www.sec.gov. Factors that might affect: a) our packaging segments include product demand fluctuations; availability/cost of raw materials; competitive packaging, pricing and substitution; changes in climate and weather; crop yields; competitive activity; failure to achieve productivity improvements or cost reductions; mandatory deposit or other restrictive packaging laws; customer and supplier consolidation, power and supply chain influence; changes in major customer or supplier contracts or loss of a major customer or supplier; political instability and sanctions; and changes in foreign exchange or tax rates; b) Ball’s aerospace segment include funding, authorization, availability and returns of government and commercial contracts; and delays, extensions and technical uncertainties affecting segment contracts; c) Ball as a whole include those listed plus: changes in senior management; regulatory action or issues including tax, environmental, health and workplace safety, including U.S. FDA and other actions or public concerns affecting products filled in our containers, or chemicals or substances used in raw materials or in the manufacturing process; technological developments and innovations; litigation; strikes; labor cost changes; rates of return on assets of the company’s defined benefit retirement plans; pension changes; uncertainties surrounding the U.S. government budget, sequestration and debt limit; reduced cash flow; ability to achieve cost-out initiatives; interest rates affecting our debt; and successful or unsuccessful acquisitions and divestitures, including, the effect of the Rexam Acquisition and the Divestiture on Ball’s business relationships, operating results and business generally; the outcome of any legal proceedings that may be instituted against Ball related to the Rexam Acquisition and Divestiture; and failure to complete the sale of certain Divested Assets in France (and, in connection with the French assets, in Spain).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION

Date: July 6, 2016	By:	/s/ Charles E. Baker
Charles E. Baker
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Rule 2.7 Announcement, dated February 19, 2015, incorporated by reference to Exhibit 2.1 to the Ball Corporation Current Report on Form 8-K filed with the SEC on February 19, 2015

2.2

Co-operation Agreement, dated February 19, 2015, by and among Ball Corporation, Ball UK Acquisition Limited and Rexam PLC, incorporated by reference to Exhibit 2.2 to the Ball Corporation Current Report on Form 8-K filed with the SEC on February 19, 2015

2.3

Equity and Asset Purchase Agreement, dated April 22, 2016, by and among Ardagh Group S.A., Ball Corporation and Rexam PLC, incorporated by reference to Exhibit 2.1 to the Ball Corporation Current Report on Form 8-K filed with the SEC on April 26, 2016

2.4

Amendment No. 1 to the Equity and Asset Purchase Agreement, dated June 9, 2016, by and among Ardagh Group S.A., Ball Corporation and Rexam PLC, incorporated by reference to Exhibit 2.1 to the Ball Corporation Current Report on Form 8-K filed with the SEC on June 10, 2016

99.1	Ball Corporation unaudited pro forma financial information

99.2

Consolidated Financial Statements of Rexam PLC and its subsidiaries as of and for the year ended December 31, 2015, incorporated by reference to Exhibit 99.1 to the Ball Corporation Current Report on Form 8-K filed with the SEC on June 22, 2016